PROSPECTUS SUPPLEMENT (To Prospectus Dated June 11, 2010)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-166556

6,415,000 Shares of Common Stock

Warrants to Purchase 3,207,500 Shares of Common Stock

3,207,500 Shares of Common Stock Underlying the Warrants

This prospectus supplement and the accompanying prospectus relate to the sale of up to 6,415,000 shares of our common stock, no par value, and warrants to purchase up to 3,207,500 shares of common stock. We also are offering an aggregate of up to 3,207,500 shares of our common stock upon exercise of the warrants. The securities will be sold in multiples of a fixed combination consisting of one share of common stock and a warrant to purchase up to 0.5 of a share of common stock. The warrants will have an initial exercise price of $0.70 per share and will be exercisable for a period of five years commencing on the six-month anniversary of their date of issuance. The shares of common stock and the warrants will be issued separately but can only be purchased together in this offering. Each fixed combination will be sold at a price of $0.50.

Our common stock is listed on The Nasdaq Capital Market under the symbol “JSDA.” The last reported sale price of our common stock on February 1, 2012 was $0.6599 per share. The warrants will not be listed on any national securities exchange.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, before you invest in our securities.

We have retained Rodman & Renshaw, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not required to arrange for the sale of any specific number or dollar amount of such securities. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the fixed combinations of shares and warrants we are offering.

	Purchase 0.5 of a	Purchase 0.5 of a
	Per Fixed Combination of One Share and a Warrant to Purchase 0.5 of a Share	Total
Public offering price	$0.50	$3,207,500
Placement agent fee (1)	$0.04	$256,600
Proceeds, before expenses, to Jones Soda (2)	$0.46	$2,950,900

(1)	See “Plan of Distribution” for a description of the compensation payable to the placement agent.
(2)	Excluding proceeds, if any, that we may receive upon the exercise of the warrants.

The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of the shares and warrants being sold in this offering will be made to purchasers on or about February 6, 2012.

The aggregate market value of our outstanding common stock held by non-affiliates is $20,686,472, based on 32,100,882 shares of common stock, outstanding on February 1, 2012, of which 31,347,889 shares are held by non-affiliates, and a per share price of $0.6599 based on the closing price of our common stock on February 1, 2012. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement other than those included in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RODMAN & RENSHAW, LLC

The date of this prospectus supplement is February 1, 2012.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and information to which we have referred you, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The information contained in this prospectus supplement is complete and accurate only as of the date on the front cover, but the information may have changed since that date. You must not rely on any unauthorized information or representation. This prospectus supplement is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-166556) that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document, this prospectus supplement and the accompanying prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede information in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date hereof.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are not making any representation to you regarding the legality of an investment in our securities by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of these securities.

In this prospectus supplement, unless the context otherwise indicates, the terms “Jones,” “Jones Soda,” “the Company,” “we,” “our” and “us” or similar terms refer to Jones Soda Co.

S-ii

ABOUT JONES SODA CO.

Our Business

We develop, produce, market and distribute premium beverages, including the following product lines and extensions:

•	Jones Soda®, a premium carbonated soft drink;

¡	Jones Zilch™, with zero calories (and an extension of the Jones Soda product line);

•	WhoopAss Energy Drink®, an energy supplement drink; and

¡	WhoopAss Zero Energy Drink, with zero sugar (and an extension of the WhoopAss Energy Drink product line).

We sell and distribute our products primarily throughout the United States and Canada through our network of independent distributors, which we refer to as our direct store delivery, or DSD, channel, and directly to national retail accounts, which we refer to as our direct to retail, or DTR, channel. Additionally, in limited circumstances we sell concentrate for distribution or production of our products. We do not directly manufacture our products but instead outsource the manufacturing process to third-party contract manufacturers.

Our products are sold in 50 states in the U.S. and nine provinces in Canada, primarily in convenience stores, grocery stores, delicatessens, and sandwich shops, as well as through our national accounts with several large retailers. We also sell various products on-line, which we refer to as our interactive channel, including soda with customized labels, wearables, candy and other items. Our distribution landscape is evolving, with the majority of our case sales of our core products, including Jones Soda as well as our newly re-launched WhoopAss Energy Drink, sold through our DSD channel in recent years. We are strategically building our national and regional retailer network by focusing on the distribution system that will provide us the best top-line driver for our products and optimize availability of our products. We have focused our sales and marketing resources on the expansion and penetration of our products through our independent distributor network and national and regional retail accounts in our core markets throughout the U.S. and Canada. We also intend to initiate and enhance distributor relationships in international regions where we believe there may be appropriate demand for our products. Our international business outside of North America is currently comprised of Ireland, the United Kingdom and Australia.

Our business strategy is to increase sales by expanding distribution of our products in new and existing markets (primarily within North America). Our business strategy focuses on:

•	expanding points of distribution of Jones Soda throughout the entire U.S. in the grocery, mass and club channels;

•	growing our convenience and gas distribution behind WhoopAss Energy Drink and our newly launched 16-ounce can format;

•	expanding the stock-keeping unit offerings in the grocery stores where we are already present; and

•	developing innovative beverage brands that will allow us to capture share in the growing natural carbonated drink segment.

In order to compete effectively in the beverage industry, we believe that we must convince independent distributors that Jones Soda and WhoopAss Energy Drink are leading brands in the premium soda and energy drink segments of the sparkling beverage category. We believe our story is compelling, as we perform well compared to our direct competitors in the premium soda segment in sales per point of distribution. Additionally, as a means of maintaining and expanding our distribution network, we introduce new products and product extensions, and when warranted, new brands. In October 2011, we announced our launch of a new format for Jones Soda specifically aimed at the convenience store channel—a 16-ounce can, emblazoned with the bold black and white fan-submitted photos associated with our Jones brand. Although we believe that we will be able to continue to create competitive and relevant brands to satisfy consumers’ changing preferences, there can be no assurance that we will be able to do so or that other companies will not be more successful in this regard over the long term.

The beverage industry is highly competitive, and most of our competitors have substantially greater marketing and distribution resources than we do. See “Risk Factors” on page S-4 of this prospectus supplement.

Corporate Information

We are a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 1000 First Avenue South, Suite 100, Seattle, Washington 98134. Our telephone number is (206) 624-3357. Our website address is www.jonessoda.com. The information on or accessible through our website is not part of this prospectus supplement and the accompanying prospectus and should not be relied upon in connection with making an investment in our securities.

THE OFFERING

Securities offered by us in this offering	• 6,415,000 shares of common stock;

• Warrants to purchase up to 3,207,500 shares of common stock; and

•	Up to 3,207,500 shares of common stock issuable upon exercise of the warrants.

Description of warrants	Each purchaser will receive a warrant to purchase up to 0.5 of a share of common stock for each share of common stock it purchases in this offering. The warrants are exercisable for an initial exercise price of $0.70 per common share, subject to adjustment. The warrants are exercisable for a period of five years commencing on the six-month anniversary date of the closing of the offering.

Common stock to be outstanding after this offering	38,515,882 shares of common stock (1),(2)

Use of proceeds	We intend to use proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

NASDAQ Symbol	“JSDA”

No market for warrants	There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system.

Risk factors	Investing in our common stock and warrants involves a high degree of risk and the purchasers of our common stock, warrants and the underlying common stock may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1) The number of shares of common stock to be outstanding after this offering is based on 32,100,882 shares outstanding as of December 31, 2011.

(2) The number of shares of common stock to be outstanding after this offering excludes:

•

2,154,112 shares of common stock issuable upon the exercise of stock options issued under our equity incentive plans and outstanding as of December 31, 2011, at a weighted average exercise price of $1.49 per share;

•	2,604,374 shares of common stock available for future issuance under our 2011 Incentive Plan as of December 31, 2011; and

•	3,207,500 shares of our common stock issuable upon exercise of warrants to be issued to the purchasers in this offering, at an exercise price of $0.70 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 21, 2011, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial also may affect our business, operating results, prospects or financial condition.

Additional Risks Related to this Offering

Management will have immediate and broad discretion as to the use of the proceeds from this offering and may invest or spend the proceeds of this offering in ways in which you may not agree and in ways that may not yield returns to shareholders.

We will retain broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to meet our working capital needs, as well as for general corporate purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, it is possible that the net proceeds may be used in a way that does not improve our operating results or enhance the value of our common stock.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

You will experience immediate and substantial dilution as a result of this offering and may experience dilution in the future.

After giving effect to the sale by us of 6,415,000 shares of our common stock and accompanying warrants to purchase an additional 3,207,500 shares of our common stock, and after deducting the placement agent’s fee and estimated offering expenses payable by us, purchasers in this offering can expect an immediate dilution of $0.26 per share, or 53%, at the public offering price, assuming no exercise of the warrants. In addition, in the past, we issued options to acquire shares of common stock. To the extent these options are ultimately exercised, new options or other equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock in the future, there will further dilution to the purchasers. See “Dilution” on page S-6 for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as shareholders until such holders exercise their warrants.

Until you acquire shares upon exercise of your warrants, you will have no rights as shareholders with respect to the shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future plans, strategies, intentions, expectations, objectives and goals or to our future financial performance and prospects and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to establish, maintain and grow our distributor channels and retail accounts;

•	the potential markets for our products and our ability to successfully compete in those and our existing markets;

•	our plans to continue to develop new products and create and maintain brand-name recognition;

•	estimates of future growth, sales and inventory levels;

•	estimates of the capacity of our suppliers, manufacturers, distributors and other third parties to perform their respective obligations;

•	predictions regarding future economic conditions and trends;

•	the scope of our intellectual property protection; and

•	our operating and business strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Discussions concerning these forward-looking statements can be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated in this prospectus supplement by reference to our most recent Annual Report on Form 10-K, as well as amendments and updates thereof reflected in subsequent filings with the SEC. These statements are based largely on our expectations and projections about future events and trends affecting our business and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement and the accompanying prospectus will be approximately $2.8 million, after deducting the placement agent’s fee and estimated offering expenses, and assuming that we sell the maximum number of fixed combinations of shares and warrants offered hereby. In addition, if all of the warrants offered by this prospectus supplement are exercised in full for cash, we will receive net proceeds of approximately $2.2 million. There can be no assurance that we will sell any or all of the shares and warrants offered hereby, or that any warrants offered hereby that are sold will be exercised. Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We cannot specify with certainty all of the particular uses of the proceeds from this offering or the timing and amount of actual expenditures. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of September 30, 2011, was approximately $6.2 million, or approximately $0.19 per share of common stock, based on 32,101,301 shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date.

Dilution in net tangible book value per share represents the difference between the price per fixed combination of shares and warrants paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. Without taking into account any other changes in the net tangible book value after September 30, 2011, other than to give effect to our receipt of the estimated proceeds from the sale in this offering of 6,415,000 shares of common stock and warrants to purchase up to an additional 3,207,500 of our common stock at the purchase price of $0.50 per fixed combination, less the estimated placement agent fee and our estimated offering expenses, but excluding any effects of the exercises of the warrants issued in this offering, our pro forma net tangible book value as of September 30, 2011 (unaudited), would have been approximately $9.1 million, or approximately $0.24 per share of common stock. This represents an immediate increase of approximately $0.04 in net tangible book value per share to our existing shareholders and an immediate dilution of approximately $0.26 per share to purchasers in this offering. The following table illustrates this per share dilution:

Assumed public offering price per fixed combination of securities (consisting of one share and a warrant to purchase up to 0.5 of a share) (unaudited)		$0.50
Net tangible book value per share as of September 30, 2011 (unaudited)	$0.19
Increase in net tangible book value per share attributable to this offering (unaudited)	$0.04
Pro forma net tangible book value per share as of September 30, 2011, after giving effect to this offering (unaudited)		$0.24
Dilution in pro forma net tangible book value per share to purchasers in this offering (unaudited)		$0.26

The above table is based on 38,516,301 shares of our common stock outstanding as of September 30, 2011 (as adjusted for 6,415,000 shares of common stock to be issued in this offering), and excludes, as of that date:

•	2,078,613 shares of common stock issuable upon the exercise of options outstanding under our incentive compensation plans, at a weighted average exercise price of $1.59 per share;

•	2,741,374 shares of common stock available for issuance under our 2011 Incentive Plan; and

•	3,207,500 shares of our common stock issuable upon exercise of warrants to be issued to the purchasers in this offering, at an exercise price of $0.70 per share.

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our 2011 Incentive Plan, or we otherwise issue additional shares of common stock in the future, there will be further dilution to the purchasers.

DIVIDEND POLICY

We have never declared or paid any cash dividends with respect to our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of 6,415,000 shares of common stock and warrants to purchase an aggregate of up to 3,207,500 additional shares of common stock. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 3 of the accompanying prospectus. As of February 1, 2012, we had 32,100,882 shares of common stock outstanding.

Warrants

The warrants offered in this offering will be issued in registered form pursuant to a securities purchase agreement between each of the purchasers and us. You should review the forms of securities purchase agreement and warrant, which will be filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in such warrants.

Exercisability; Beneficial Ownership Limitation. The warrants will be exercisable for a period of five years commencing on the six-month anniversary of the closing date of the offering. The warrants may be exercised, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). The holder of a warrant does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. This percentage, however, may be raised or lowered to an amount not in excess of 9.99% at the option of the holder upon at least 61 days’ prior written notice from the holder to us.

Cashless Exercise. If, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance to the holder of the shares of common stock underlying the warrant, the holder may only exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise. Any warrant that is outstanding on the termination date of the warrant automatically will be exercised via cashless exercise.

Exercise Price. The warrants will provide for an exercise price of $0.70 per share. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distribution of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable law, the warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer.

Purchase Rights, Fundamental Transactions and Change of Control. If we sell or grant any rights to purchase stock, warrants or securities or other property to our shareholders on a pro rata basis, we will provide the holders of the warrant with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrants had been exercised immediately prior to the declaration of such rights. Such purchase rights will be held in abeyance for the benefit of the holder until the holder has exercised the warrant and may be issued by us thereafter to the holder only to the extent that the purchase rights do not result in (i) the holder exceeding the beneficial ownership limitation described above or (ii) the aggregate number of shares of common stock issued and issuable in this offering exceeding 19.99% of the number of shares of our common stock outstanding on the closing date of the offering. If we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or property, or we sell, lease, license or otherwise dispose of all or substantially all of our assets, or we or another person acquire 50% or more of our outstanding common stock, each, a “Fundamental Transaction,” then following such event, the holders of the warrants would be entitled to receive, upon exercise of the warrants, the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction, subject to certain limitations if our company is the surviving entity in such Fundamental Transaction. Any successor to us or surviving entity must assume the obligations under the warrants. In addition, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity that is not traded on a national securities exchange, the warrant holder has the option, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to require us or a successor to purchase the warrant for an amount of cash equal to the value of the warrant determined in accordance with the Black Scholes option pricing model.

Exchange Listing. We do not intend to list the warrants on any securities exchange or automated quotation system. Our common stock is listed on The Nasdaq Capital Market.

Rights as Shareholder. The holders of the warrants will not have any rights or privileges as shareholders with respect to the shares underlying the warrants, until they exercise their warrants.

Fractional Shares. No fractional share of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional share, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Waivers and Amendments. The provisions of each warrant may be amended or modified or the provisions thereof waived, only with the written consent of us and the warrant holder.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement dated January 26, 2012, between us and Rodman & Renshaw, LLC, we have engaged Rodman & Renshaw, LLC as our exclusive placement agent to solicit offers to purchase the common stock and warrants offered under this prospectus supplement. The placement agent is not purchasing or selling any securities for its own account in this offering, nor is the placement agent required to arrange for the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities. Therefore, we will enter into a purchase agreement directly with investors in connection with the offering, and there can be no assurance that we will sell the entire amount of the securities offered pursuant to this prospectus supplement. The purchase price of the common stock and warrants and the exercise price for the warrants were determined based on negotiations with the purchasers and discussions with the placement agent based on current market factors.

Confirmations and definitive prospectuses will be distributed to all purchasers who agree to purchase the common stock and warrants, informing purchasers of the closing date as to such securities. We currently anticipate that the closing of this offering will take place on or about February 6, 2012. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	we will deliver the shares of common stock and warrants to the purchasers; and

•	the placement agent will receive the placement agent fee in accordance with the terms of the placement agent agreement.

We have agreed to pay the placement agent a cash fee equal to eight percent (8%) of the gross proceeds from the sale of the shares of common stock and warrants in this offering.

Under no circumstances will the fee, commission or discount received by the placement agent or any other member of the Financial Institutions Regulatory Authority (FINRA) or independent broker-dealer exceed eight percent (8%) of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

The estimated offering expenses payable by us, in addition to the aggregate fee of $256,600 due to the placement agent, are approximately $130,000, which include legal, accounting and various other fees associated with registering the securities. After deducting the fee due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,820,900 if the maximum number of shares of common stock and warrants are sold (not including any proceeds we might receive upon exercise of the warrants issued in this offering).

The following table sets forth the per fixed combination of shares and warrants and total commissions we will pay to the placement agent in connection with the sale of the securities offered by this prospectus supplement and the accompanying prospectus, assuming purchase of all of the shares and warrants offered hereby and excluding the proceeds that we may receive upon the exercise of the warrants.

Placement agent fee per share and warrant	$0.04
Maximum offering amount	$3,207,500

We have agreed to indemnify the placement agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments that the placement agent may be required to make because of any of those liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profits realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rules 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilizing activity in connection with our securities; and

•

may not bid for or purchase our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing is a brief summary of the material provisions of the placement agent agreement and securities purchase agreement and does not purport to be a complete statement of their terms and conditions. The placement agent agreement and form of securities purchase agreement will be included as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering. See “Where You Can Find More Information” in this prospectus supplement.

The transfer agent for our common stock is Computershare Trust Company, NA, located at 250 Royall Street, Canton, MA 02021. Its telephone number is 800-962-4284. We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on The Nasdaq Capital Market under the symbol “JSDA.” The warrants to purchase common stock issued to the purchasers in this offering are not expected to be eligible for trading on any market.

LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus supplement and the accompanying prospectus will be passed upon for us by our counsel, Perkins Coie LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an emphasis of a matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The 2009 consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus supplement by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an emphasis of a matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern). Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the common stock we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or to a document incorporated by reference in the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement.

Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The following documents filed by us with the SEC (in each case, SEC File No. 000-28820) are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 21, 2011;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 13, 2011;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on August 12, 2011;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011;

•

our Current Reports on Form 8-K, filed with the SEC on January 31, 2011, April 7, 2011, June 1, 2011, June 17, 2011, August 9, 2011, August 30, 2011, September 15, 2011, September 20, 2011, December 5, 2011, December 19, 2011 and January 3, 2012;

•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2011, in connection with our 2011 annual meeting of shareholders; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 14, 1996, as amended on March 20, 2003, under Section 12(g) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings, at no cost, by contacting us at:

Jones Soda Co.

1000 First Avenue South, Suite 100

Seattle, Washington 98134

Attention: Investor Relations

(206) 624-3357

PROSPECTUS

JONES SODA CO.

$30,000,000

COMMON STOCK AND WARRANTS

We may from time to time in one or more offerings sell up to $30,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	a combination of the foregoing.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of the offering in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “JSDA.” Each prospectus supplement will contain information, where applicable, as to any listing on The Nasdaq Stock Market or any other securities exchange of the securities covered by the prospectus supplement.

As of June 11, 2010, the aggregate market value of our outstanding common stock held by non-affilates was approximately $45,994,092, based on 26,494,737 shares of common stock outstanding, of which 509,374 shares were held by non-affiliates, and a price per share of $1.77, the closing sale price of our common stock on that date, as quoted on The Nasdaq Capital Market. Because the aggregate market value of our outstanding common stock held by non-affiliates is less than $75,000,000, we are as of the date of this prospectus only permitted to use the registration statement of which this prospectus is a part to offer the securities covered hereby in a primary offering where the maximum amount of securities sold in the offering during a twelve-month period does not exceed one-third of the aggregate market value of our outstanding common stock held by non-affilates. As of the date of this prospectus, we have offered securities in the amount of $125,000 pursuant to General Instruction I. B.6. of Form S-3 during the prior twelve-month period that ends on and includes the date of this prospectus. If the aggregate market value of our outstanding common stock held by non-affiliates increases to an amount equal to or in excess of $75,000,000, we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitations. In any event, the aggregate initial offering price of the securities that we offer under the registration statement of which this prospectus forms a part will not exceed $30,000,000.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We may also offer from time to time shares of our common stock pursuant to this prospectus and any applicable prospectus supplement in accordance with the terms of a stock purchase agreement we have entered into with Glengrove Small Cap Value, Ltd., or Glengrove. The terms of the stock purchase agreement are described in this prospectus under the section entitled “Plan of Distribution.” Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the shares of our common stock that we may offer pursuant to the stock purchase agreement, and any profits on the sales of shares of our common stock by Glengrove and any discounts, commissions or concessions received by Glengrove may be deemed to be underwriting discounts and commissions under the Securities Act. We agreed to issue to Glengrove pursuant to the registration statement of which this prospectus forms a part, as payment of its fees in connection with the stock purchase agreement, 70,053 shares of our common stock, and this prospectus covers the sale to the public of those shares. We expect to deliver the above-referenced shares of common stock to Glengrove on or about June 22, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $30,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	a combination of the foregoing.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT JONES SODA CO.

We develop, produce, market and distribute a range of premium beverages, including the following four brands as of the date of this prospectus:

•	Jones Pure Cane Soda®, a premium carbonated soft drink with three new extensions launched in targeted markets during 2009:

•	Jones Refresco De Caña Pura,

•	Jones Jumble™, our seasonal soda, and

•	Jones Zilch™, our zero calorie offering;

•	Jones 24C®, an enhanced water beverage;

•	Jones GABA®, a functional tea juice blend; and

•	WhoopAss Energy Drink®, a citrus energy drink.

We sell and distribute our products primarily throughout the United States and Canada through our network of independent distributors, which we refer to as our direct store delivery channel, and national retail accounts, which we refer to as our direct to retail channel, and we sell concentrate through an exclusive manufacturing and distribution agreement. We do not directly manufacture our products, but instead outsource the manufacturing process to third party contract packers. We also sell various products online, which we refer to as our interactive channel, including soda with customized labels, wearables, candy and other items, and we license our trademarks for use on products sold by other manufacturers. In addition, we are expanding our international business outside of North America and have secured distribution through independent distributors in Ireland, the United Kingdom, Australia, Japan and the United Arab Emirates.

We are a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 234 Ninth Avenue North, Seattle, Washington 98109. Our telephone number is (206) 624-3357. Our Web site address is www.jonessoda.com. The information contained on our Web site does not constitute part of, nor is it incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus. Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered in this prospectus for targeted funding for new marketing programs to secure and grow larger distributor and national retail accounts, working capital and other general corporate purposes. We also may use such proceeds to acquire or invest in businesses, technologies, products or assets that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. Pending use of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

We are a Washington corporation. Your rights as a shareholder are governed by the Washington Business Corporation Act, or the WBCA, and our articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our articles of incorporation and our bylaws for more complete information.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of June 11, 2010, we had 26,494,737 shares of common stock outstanding. We do not currently have in effect a shareholder rights plan.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders. Cumulative voting for directors is not permitted. Holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose, although to the date of this prospectus, no dividends have been declared or paid. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete. You should read the WBCA and our articles of incorporation and bylaws for more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Shareholder Meetings; Quorum. Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 25% of the votes entitled to be cast on any matter proposed for consideration at such special meeting. Additionally, our president or our board of directors may call special meetings of shareholders. Except as required by law, a quorum at any annual or special meeting of shareholders consists of at least 33 1/3% of the shares entitled to be cast by each voting group.

Requirements for Advance Notification of Shareholder Nominations. Our bylaws contain advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors.

Washington Takeover Statute. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters

Our articles of corporation provide that, to the fullest extent permitted by the WBCA, a director of our company shall not be personally liable to our company or our shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate loans or distributions, or any transaction from which the director receives personal benefit in money, property or services to which the director is not legally entitled.

Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or who, while a director of our company, is or was serving at our company’s request as a director, officer, partner, trustee, employee or agent of another company or partnership, joint venture, trust or other enterprise, will be indemnified by us against all reasonable expenses incurred by such person in connection therewith. If a director or officer is made a party to a proceeding because he or she was or is a director or officer of our company, such director or officer will be indemnified for any judgment, settlement, penalty, fine or reasonable expenses incurred in such proceeding if:

•	he or she acted in good faith; and

•	he or she reasonably believed:

•	in the case of conduct in the director’s or officer’s official capacity, that the conduct was in the our company’s best interests; and

•	in all other cases, the director’s or officer’s conduct was at least not opposed to our company’s best interests.

No director or officer will be indemnified in connection with:

•	a proceeding by or in the right of our company in which he or she was adjudged liable to our company; or

•

any other proceedings charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by such director or officer.

The indemnification provisions contained in our bylaws are intended to be interpreted and applied to provide indemnification to directors, officers, employees and agents of our company to the fullest extent allowed by the WBCA, as amended from time to time, and are not exclusive. We have not entered into any indemnification agreements with any of our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

Nasdaq Capital Market

Our common stock is quoted on The Nasdaq Capital Market under the symbol “JSDA.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. We have no outstanding warrant agreements as of the date of this prospectus. The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. If we enter into a warrant agreement, we will file a prospectus supplement which will specify the negotiated terms of the particular series of warrants to be issued pursuant to the prospectus supplement, which terms may be different from, or in addition to, the terms set forth below.

Warrants

The applicable prospectus supplement will describe the following terms of warrants offered:

•	the title of the warrants;

•	the number of common shares for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the provisions, if any, for call rights or put rights relating to the warrants or the underlying common shares;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the number of warrants issued with each share of our common stock;

•	a discussion of any material federal income tax consequences of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

The exercise price payable and the number of shares of our common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our common stock. In lieu of adjusting the number of shares of our common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock into which the warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase the securities from time to time, and we or our agents may make sales directly to institutional investors or others. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We also may loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of the securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving the securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Pursuant to a requirement by the Financial Industry Regulatory Authority, or the FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

Our common stock currently is traded on The Nasdaq Capital Market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Each prospectus supplement will contain updated information as to the listing of the securities on The Nasdaq Stock Market or any other securities exchange. We cannot guarantee the liquidity of, or trading market for, the securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of securities for the purpose of stabilizing or to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher that it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market, or otherwise.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be offered and sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered by this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available.

Equity Line of Credit

On June 11, 2010, we entered into what is sometimes termed an equity line of credit arrangement with Glengrove Small Cap Value, Ltd., or Glengrove. Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, that provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase up to $10 million worth of shares of our common stock over the 24-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 5,228,893 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the effective date of the Purchase Agreement, less the number of shares we will issue to Glengrove in payment of its commitment fee.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Glengrove with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Glengrove, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations may be modified or waived by mutual agreement of the parties). In addition, we may not sell, and Glengrove may not purchase under the Purchase Agreement, any shares of our common stock which (i) when aggregated with all other shares of our common stock beneficially owned by Glengrove, would result in beneficial ownership by Glengrove of more than 9.9% of our then outstanding shares of common stock, or (ii) when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus forms a part would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3 (to the extent applicable). We are able to present Glengrove with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Glengrove is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount of 6.0%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Glengrove will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Glengrove may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Glengrove the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock. Upon Glengrove’s exercise of an option, we would sell to Glengrove the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Glengrove notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount of 6.0%.

In addition to our issuance of shares of common stock to Glengrove pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Glengrove to the public. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Glengrove has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Glengrove has informed us that each such broker-dealer will receive commissions from Glengrove which will not exceed customary brokerage commissions. Glengrove may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing will be made with the FINRA pursuant to FINRA Rule 5110. Among other customary conditions to the parties’ obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Glengrove, and Glengrove is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the FINRA to the effect that the FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to August 10, 2010, either we or Glengrove may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Glengrove has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Glengrove nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Glengrove has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock, except that Glengrove may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Glengrove covers any such sales with the shares purchased pursuant to such draw down notice. Glengrove has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Glengrove and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Glengrove or any unaffiliated broker-dealer. Under these rules and regulations, Glengrove and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•

must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Glengrove and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Glengrove and each person who controls Glengrove against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to $35,000 of Glengrove’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Glengrove in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We also have agreed to pay up to $5,000 of Glengrove’s reasonable attorneys’ fees for ongoing due diligence in each calendar quarter during the term of the Purchase Agreement in which there is no purchase or sale of shares pursuant to a draw down request. If we issue a draw down notice and fail to deliver the shares to Glengrove on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Glengrove liquidated damages in cash or restricted shares of our common stock, at Glengrove’s option.

Glengrove has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Glengrove to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Glengrove under the Purchase Agreement, we have agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, or FWG, a placement fee equal to 0.75% of the aggregate dollar amount that we receive for the common stock purchased by Glengrove in such sale. We also have agreed to reimburse up to $12,500 of FWG’s attorneys’ fees and expenses incurred by FWG in connection with the preparation of filings required to be made on behalf of FWG in connection with the Purchase Agreement and related transactions pursuant to FINRA Rule 5110. We have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

As payment of Glengrove’s fees in connection with the Purchase Agreement, we agreed to issue to Glengrove 70,053 shares of our common stock, which we expect to deliver to Glengrove on or about June 22, 2010. The registration statement to which this prospectus relates covers the issuance of those shares to Glengrove, as well as the sale of those shares from time to time by Glengrove to the public.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Jones Soda Co. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an emphasis of a matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission. These documents may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains an Internet Web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form S-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

In reviewing contracts or other documents filed as an exhibit or incorporated by reference in the registration statement, it is important to remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about our company or the other parties to the documents. The documents filed as exhibits or incorporated by reference in the registration statement may contain representations and warranties of each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you and other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs of as of the date they were made or any other time.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents filed with the Commission (in each case, Commission File No. 000-28820) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 17, 2010;

•	our Current Reports on Form 8-K, filed with the Commission on March 9, March 22, April 9, April 28, May 4, and June 14, 2010; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on October 4, 1996, and as amended on March 20, 2003, under Section 12(g) of the Exchange Act including all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, telephone number (206) 624-3357, Attention: Investor Relations.

6,415,000 Shares of Common Stock

Warrants to Purchase 3,207,500 Shares of Common Stock

3,207,500 Shares of Common Stock Underlying the Warrants

PROSPECTUS

February 1, 2012